EXHIBIT 99.1

GENERAL FINANCE CORPORATION

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION ANNOUNCES JUNE 3, 2010 CONFERENCE CALL TO REVIEW ITS RIGHTS OFFERING

Pasadena, CA – May 28, 2010 - General Finance Corporation (NASDAQ: GFN, GFNCW and GFNCU) today announced that it will hold a conference call on Thursday, June 3, 2010 at 8:30 a.m. PDT (11:30 a.m. EDT) to review its rights offering.  The rights trade on the NASDAQ Global Market under the symbol “GFNCR.”

The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 78594559.  A slide presentation that will be reviewed during the call can be downloaded from the “Investor Relations” section of General Finance Corporation’s website at www.generalfinance.com under the caption “Rights Offering – Presentation.”

A replay of the conference call may be accessed through June 15, 2010 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 78594559 to access the replay of the conference call.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf  (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, prospects of General Finance, Royal Wolf and Pac-Van.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission; such as General Finance’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, its Quarterly Reports on Form 10-Q during the fiscal year ending June 30, 2010 and the prospectus for the rights offering.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007